EXHIBIT 99.1

Report of Independent Auditors

To the Board of Directors of New Fortress Energy Inc.

Opinion on the Financial Statements

We have audited the accompanying combined financial statements of NFE Jamaica (the Company), which comprise the combined balance sheet as of December 31, 2024, and the related combined statements of operations, changes in equity and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 13, 2025

NFE Jamaica

(A Business of New Fortress Energy Inc.)

Combined Balance Sheet

As of December 31, 2024

(in thousands of U.S. dollars)

December 31, 2024
Assets
Current assets
Cash and cash equivalents	$8,457
Restricted cash	629
Receivables, net of allowances of $2,900	85,639
Inventory	14,992
Prepaid expenses and other current assets	5,555
Total current assets	115,272

Property, plant and equipment, net	310,927
Right-of-use assets	123,249
Deferred tax assets, net	642
Other non-current assets, net	31,765
Total assets	$581,855

Liabilities
Current liabilities
Accounts payable	$4,486
Current portion of long-term debt	13,136
Accrued liabilities	7,059
Current lease liabilities	16,759
Interest payable due to affiliates	151,352
Other current liabilities	2,056
Total current liabilities	194,848

Long-term debt	204,735
Loans due to affiliates	54,842
Non-current lease liabilities	107,469
Deferred tax liabilities, net	22,867
Other long-term liabilities	5,288
Total liabilities	$590,049

Equity
Net parent deficit	(7,616)
Total equity attributable to NFE Jamaica	(7,616)
Non-controlling interest	(578)
Total equity	(8,194)
Total liabilities and equity	$581,855

NFE Jamaica

(A Business of New Fortress Energy Inc.)

Combined Statement of Operations

For the year ended December 31, 2024

(in thousands of U.S. dollars)

Year Ended December 31, 2024

Revenues
Operating revenues	$357,519
Total revenues	357,519
Operating expenses
Cost of sales (exclusive of depreciation shown separately below)	282,872
Operations and maintenance	34,318
Selling, general and administrative	36,230
Depreciation and amortization	23,149
Total operating expenses	376,569
Operating loss	(19,050)
Interest expense	35,825
Other expenses, net	1,205
Loss from continuing operations before income taxes	(56,080)
Tax provision	23,198
Loss from continuing operations	(79,278)
Net loss	$(79,278)
Net income attributable to non-controlling interest	(43)
Net loss attributable to NFE Jamaica	$(79,321)

NFE Jamaica

(A Business of New Fortress Energy Inc.)

Combined Statement of Changes in Equity

For the year ended December 31, 2024

(in thousands of U.S. dollars)

	Net parent deficit	Non-controlling interest	Total equity
Balances as of January 1, 2024	$(21,612)	$(621)	$(22,233)
Net income (loss)	(79,321)	43	(79,278)
Net transfers from Parent	93,317	—	93,317
Balances as of December 31, 2024	$(7,616)	$(578)	$(8,194)

NFE Jamaica

(A Business of New Fortress Energy Inc.)

Combined Statement of Cash Flows

For the year ended December 31, 2024

(in thousands of U.S. dollars)

Year Ended December 31, 2024
Cash flows from operating activities
Net loss	$(79,278)
Adjustments for:
Amortization of deferred financing costs	878
Depreciation and amortization	23,149
Movement in credit loss allowances	6,486
Deferred taxes	22,634
Share-based compensation	5,014
Unrealized losses due to foreign currency, net	464
Other	871
Changes in operating assets and liabilities:
Decrease in receivables	20,093
Decrease in inventories	12,173
Decrease in prepayments/other assets	427
Decrease in right-of-use assets	16,590
Decrease in accounts payable	(18,567)
Decrease in accrued liabilities	(3,535)
Decrease in lease liabilities	(15,424)
Increase in interest payable due to affiliates	20,433
Decrease in other liabilities	(15,092)
Net cash used in operating activities	$(2,684)

Cash flows from investing activities
Capital expenditures	(2,895)
Net cash used in investing activities	$(2,895)

Cash flows from financing activities
Proceeds from loans due to affiliates	12,431
Repayment of loans due to affiliates	(92,974)
Principal payments on finance lease liabilities	(94)
Net transfers from parent	88,302
Net cash provided by financing activities	$7,665

Net increase in cash, cash equivalents and restricted cash	2,086
Cash, cash equivalents and restricted cash – beginning of year	7,000
Cash, cash equivalents and restricted cash – end of year	$9,086

Cash paid for taxes	$2,416
Cash paid for interest	14,433

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress additions	$76

The following table identifies the balance sheet line-items included in Cash and cash equivalents and Restricted cash presented in the Combined Statement of Cash Flows:

Year Ended December 31, 2024
Cash and cash equivalents	$8,457
Restricted cash	629
Cash, cash equivalents and restricted cash – end of year	$9,086

1. Organization

New Fortress Energy Inc. (“NFE” or “Parent”) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable and clean energy. NFE owns and operates natural gas and liquefied natural gas (“LNG”) infrastructure, ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. NFE has liquefaction, regasification and power generation operations in the United States, Jamaica, Brazil and Mexico.

On March 27, 2025, NFE announced the execution of an agreement to sell its assets and operations in Jamaica (“NFE Jamaica” or the “Company”). The principal activities of the Company are the operation of an LNG regasification facility in Montego Bay, operation of an offshore LNG regasification and storage facility in Old Harbour, operation of dual-fired combined heat and power facility in Clarendon, and sale of LNG and natural gas to industrial end-user customers in Jamaica.

2. Significant accounting policies

The principal accounting policies adopted are set out below.

(a)
Basis of presentation

The accompanying Combined Financial Statements present, on a historical basis, the results of operations, financial position, and cash flows of the Company. The Combined Financial Statements have been prepared from the Parent’s historical accounting records and presented as if the Company had operated on a standalone basis throughout the periods presented. Historically, separate financial statements have not been prepared for the Company, and it has not operated as a stand-alone business from the Parent. The Combined Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

All intracompany transactions have been eliminated. Transactions between the Company and the Parent have been included in these Combined Financial Statements and are considered related party transactions (refer to Note 14, Related party transactions). All balances and transactions among the Company and Parent that are not expected to be cash-settled are included in Net parent deficit on the Combined Balance Sheet.

Net parent deficit is shown in lieu of equity in the Combined Financial Statements and represents the Parent’s interest in the recorded net assets of the Company, as well as the cumulative investment (deficit) by the Parent in the Company through the dates presented, inclusive of operating results.

Non-controlling interests are classified as a separate component of equity on the Combined Balance Sheet and Combined Statement of Changes in Equity. Additionally, Net income attributable to non-controlling interests are reflected separately from Net loss in the Combined Statement of Operations and Combined Statement of Changes in Equity. Any change in ownership of a subsidiary while the controlling financial interest is retained is accounted for as an equity transaction between the controlling and non-controlling interests.

The Combined Financial Statements include all revenues and costs that are directly attributable or reasonably allocable to the Company. The Parent provides certain services to the Company, such as human resources, finance, tax, accounting, legal, regulatory and compliance, information technology, logistics and marketing (refer to Note 14, Related party transactions). The cost of these services was allocated primarily based on the Company’s proportion of revenue of the Parent. Management considers these allocations to be a reasonable reflection of the Company’s utilization of services or the benefit received. However, the allocations may not be indicative of the actual expenses that the Company would have incurred had it operated historically as an independent, stand-alone entity, nor are they indicative of the Company’s future expenses. The historical results of operations, financial position and cash flows presented in these Combined Financial Statements may not be indicative of what they would have been had the Company been an independent stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position, and cash flows.

(b)
Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the Combined Financial Statements, and the reported amounts of revenues and expenses during the reporting period. Management evaluates its estimates and related assumptions regularly. Changes in facts and circumstances or additional information may result in revised estimates, and actual results may differ from these estimates.

(c)
Foreign currencies

Functional and presentation currency

Transactions and balances included in the Combined Financial Statements of the Company are measured using the currency of the primary economic environment in which the entity operates, the U.S. dollar (the “functional currency"). As such, the Combined Financial Statements are presented in U.S. dollars.

Transactions and balances

Monetary assets and liabilities denominated in currencies other than U.S. dollars are remeasured at the rate of exchange in effect at the Combined Balance Sheet date. Non-monetary assets and liabilities and transactions denominated in currencies other than U.S. dollars are recorded at the rate of exchange in effect at the date of the transaction. Exchange differences on foreign currency transactions are recognized in the Combined Statement of Operations in Other expenses, net. Exchange rates are determined by the published weighted average daily rate at which commercial banks trade in foreign currencies.

(d)
Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. The Company believes the carrying amounts of cash and cash equivalents approximated their fair value as of December 31, 2024 and are classified as Level 1 within the fair value hierarchy.

(e)
Restricted cash

Restricted cash consists of funds that are contractually restricted as to usage or withdrawal and have been presented separately from cash and cash equivalents on the Combined Balance Sheet.

As of December 31, 2024, restricted cash consisted of cash restricted for performance and customs bonds.

(f)
Receivables

Receivables are contractual rights to receive cash on a fixed or determinable date and are recognized on the Combined Balance Sheet as the amount invoiced to the customer, net of an allowance for current expected credit losses. Accounts receivable is carried at amortized cost. Amounts are written off against the allowance when management is certain that outstanding amounts will not be collected. For the year ending December 31, 2024, amounts written off were $6,794. The Company estimates expected credit losses based on relevant information about the current credit quality of customers, past events, including historical experience and reasonable and supportable forecasts that affect the collectability of the reported amount. Credit loss expense, inclusive of credit loss expense on all categories of financial assets, is recorded within Selling, general and administrative in the Combined Statement of Operations. The Company believes the carrying amounts of accounts receivable, as well as accounts payable, approximated their fair value as of December 31, 2024 and are classified as Level 1 within the fair value hierarchy.

Receivables outstanding as of December 31, 2022 due from Jamalco, a bauxite mining and alumina producer in Jamaica, under the terms of the gas sales agreement (“GSA”) were recognized in the ordinary course of business. As of December 31, 2024, $32,831 of these receivables remains outstanding. Receivables outstanding are contractually due and payable by Jamalco, and the Company is actively pursuing the collection of these receivables. While the Company believes these receivables are collectible, based on the length of time these receivables have been outstanding, there is a risk that the full amount of these receivables will not be recovered, and this amount could be material to these Combined Financial Statements.

(g)
Inventories

Inventory is primarily comprised of LNG and natural gas, bunker fuel, automotive diesel oil, and spare parts. These items are recorded on a weighted average cost basis and stated at the lower of cost or net realizable value. Materials and other inventory are recorded at cost. Changes in the value of inventory are recorded within Cost of sales in the Combined Statement of Operations. LNG is subject to “boil-off,” a natural depletion of gas volume over time when LNG is exposed to environments with temperatures above its optimum storage state. Boil-off losses are expensed through Cost of sales in the Combined Statement of Operations in instances where gas cannot be contained and recycled back into the production process.

(h)
Property, plant and equipment

Property, plant and equipment is initially recorded at cost. Expenditures for construction activities and betterments that extend the useful life of the asset are capitalized. Expenditures for routine maintenance and repairs are charged to expense as incurred within Operations and maintenance in the Combined Statement of Operations.

Major maintenance and overhauls of the Company’s terminals are capitalized and depreciated over the expected period until the next anticipated major maintenance or overhaul.

The Company depreciates property, plant and equipment less the estimate residual value using the straight-line depreciation method over the estimated economic life of the asset or lease term, whichever is shorter using the following useful lives:

Useful Life (Yrs)
Retirement cost	20
Gas pipelines	4-24
Terminals	4-24
Power facilities	4-20
Other equipment	3-25

The Company reviews the remaining useful life of its assets on a regular basis to determine whether changes have taken place that would suggest that a change to depreciation policies is warranted.

Upon retirement or disposal of property, plant and equipment, the cost and related accumulated depreciation are removed from the account, and the resulting gains or losses, if any, are recorded in the Combined Statement of Operations.

(i)
Asset retirement obligations (“AROs”)

AROs are recognized for legal obligations associated with the retirement of long-lived assets that result from the acquisition, leasing, construction, development and/or normal use of the assets and for conditional AROs in which the timing or method of settlement are conditional on a future event. The fair value of a liability for an ARO is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made and is accreted to its final value over the life of the liability. The initial fair value of the liability is added to the carrying amount of the associated asset. This additional carrying amount is depreciated over the estimated useful life of the asset.

The Company estimates the fair value of the ARO liability based on the present value of expected cash flows using a credit-adjusted risk-free rate. Liabilities for AROs may be incurred over more than one reporting period if the events that create the obligation occur over more than one period or if estimates change. There were no settlements of AROs during the year ended December 31, 2024.

(j)
Impairment of long-lived assets

The Company performs a recoverability assessment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Indicators may include, but are not limited to, adverse changes in the regulatory environment in a jurisdiction where the Company operates, unfavorable events impacting the supply chain for LNG to the Company’s operations, a decision to discontinue the development of a long-lived asset, early termination of a significant customer contract, or the introduction of newer technology.

When performing a recoverability assessment, the Company measures whether the estimated future undiscounted net cash flows expected to be generated by the asset exceed its carrying value. In the event that an asset does not meet the recoverability test, the carrying value of the asset will be adjusted to fair value resulting in an impairment charge.

Management develops the assumptions used in the recoverability assessment based on active contracts, current and future expectations of the global demand for LNG and natural gas, as well as information received from third party industry sources.

(k)
Intangible assets

In the course of business, the Company may obtain identifiable intangible assets. Intangible assets with a finite life are amortized over the estimated useful life of the asset under the straight-line method.

Indefinite lived intangible assets are not amortized. Intangible assets with an indefinite useful life are tested for impairment on an annual basis or more frequently if changes in circumstances indicate that it is more likely than not that the asset is impaired. Indefinite lived intangible assets are evaluated for impairment either under the qualitative assessment option or the two-step quantitative test. If the carrying amount of an intangible asset being tested for impairment exceeds its fair value, the excess is recognized as impairment expense in the Combined Statement of Operations.

(l)
Long-term debt and debt issuance costs

Management evaluates the terms of the Company’s debt arrangements to determine whether they contain an embedded derivative that is required to be bifurcated. Any embedded derivatives that are required to be bifurcated are recorded at fair value on the Combined Balance Sheet.

Costs directly related to the issuance of debt are reported on the Combined Balance Sheet as a reduction from the carrying amount of the recognized debt liability and amortized over the term of the debt using the effective interest method. Interest and related amortization of debt issuance costs recognized during major development and construction projects are capitalized and included in the cost of the project.

(m)
Contingencies

The Company may be involved in tax, legal and other administrative actions in the ordinary course of business, including governmental and administrative investigations, inquiries and proceedings concerning employment, labor, environmental, tax and other claims. The Company recognizes a loss contingency in the Combined Financial Statements when it is probable a liability has been incurred and the amount of the loss can be reasonably estimated. The Company discloses any loss contingencies that do not meet both conditions if there is a reasonable possibility that a loss may have been incurred. Gain contingencies are not recorded until realized.

(n)
Revenue recognition

The Company’s contracts with customers may contain one or several performance obligations usually consisting of the sale of LNG, natural gas, power or steam, which is an output from the Company’s natural gas-fueled infrastructure. The transaction price for each of these contracts is structured using similar inputs and factors regardless of the output delivered to the customer. The customers consume the benefit of the natural gas, power and steam when they are delivered by the Company to the customer’s power generation facilities or interconnection facility. Natural gas, power and steam qualify as a series with revenue being recognized over time using an output method, based on the quantity of natural gas, power or steam that the customer has consumed. LNG is delivered in containers transported by truck to customer sites and an unloading point specified in a contract. Revenue from sales of LNG is recognized at the point in time at which control of the transfer to the customer, depending on the terms of the contract. Because the nature, timing and uncertainty of revenue and cash flows are substantially the same for LNG, natural gas, power and steam, the Company has presented Operating revenue on an aggregated basis.

The Company has concluded that variable consideration included in its agreements meets the exception for allocating variable consideration. As such, the variable consideration for these contracts is allocated to each distinct unit of LNG, natural gas, power or steam delivered and recognized when that distinct unit is delivered to the customer.

The Company’s contracts with customers to supply LNG may contain a lease of equipment, which may be accounted for as an operating lease. For operating leases, the Company has elected the practical expedient to combine revenue for the sale of LNG and operating lease income as the timing and pattern of transfer of the components are the same. The Company has concluded that the predominant component of the transaction is the sale of LNG and therefore has not separated the lease component. The lease component of such operating leases is recognized as Operating revenue in the Combined Statement of Operations.

The timing of revenue recognition, billings and cash collections results in receivables. Receivables represent unconditional rights to consideration.

Shipping and handling costs are not considered to be separate performance obligations. All such shipping and handling activities are performed prior to the customer obtaining control of the LNG.

The Company collects sales taxes from its customers based on sales of taxable products and remits such collections to the appropriate taxing authority. The Company has elected to present sales tax collections in the Combined Statement of Operations on a net basis and, accordingly, such taxes are excluded from reported revenues.

The Company elected the practical expedient under which the Company does not adjust consideration for the effects of a significant financing component for those contracts where the Company expects at contract inception that the period between transferring goods to the customer and receiving payment from the customer will be one year or less.

(o)
Leases, as lessee

The Company has entered into lease agreements primarily for the use of vessels, marine port space, office space, land, and equipment. Right-of-use (“ROU”) assets recognized for these leases represent the Company’s right to use an underlying asset for the lease term, and the lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of fixed lease payments over the lease term.

Leases with terms of 12 months or less are excluded from ROU assets and lease liabilities on the Combined Balance Sheet, and short-term lease payments are recognized on a straight-line basis over the lease term. Variable payments under short-term leases are recognized in the period in which the obligation that triggers the variable payment becomes probable.

The Company, as lessee, has also elected the practical expedient not to separate lease and non-lease components for marine port space, office space, land and equipment leases. The Company separates the lease and non-lease components for vessel leases. The allocation of lease payments between lease and non-lease components has been determined based on the relative fair value of each component. The fair value of the lease component is estimated based on the estimated standalone price to lease a bareboat vessel. The fair value of the non-lease component is estimated based on the estimated standalone price of operating the respective vessel, inclusive of the costs of the crew and other operating costs. Additionally, the Company has elected the land easement practical expedient, which allows the Company to continue to account for pre-existing land easements as intangible assets under the accounting policy that existed before adoption of ASC 842 Leases.

(p)
Taxation

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes (“ASC 740”), under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the Combined Financial Statements carrying amounts and the tax bases of assets and liabilities by applying the enacted tax rates in effect for the year in which the differences are expected to reverse. Such net tax effects on temporary differences are reflected on the Company’s Combined Balance Sheet as deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when the Company believes that it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the effect of tax positions only if those positions are more likely than not of being sustained. Recognized tax positions are measured at the largest amount that is greater than 50 percent likely of being realized upon ultimate settlement with the relevant tax authority. Conclusions reached regarding tax positions are continually reviewed based on ongoing analyses of tax laws, regulations and interpretations thereof. To the extent that the Company’s assessment of the conclusions reached regarding tax positions changes as a result of the evaluation of new information, such change in estimate will be recorded in the period in which such determination is made. The Company reports interest and penalties relating to an underpayment of income taxes, if applicable, as a component of income tax expense.

The Company’s operations have historically been included in the U.S. federal and state income tax filings of NFE. In these combined financial statements, the Company’s income tax provision has been computed and presented under the separate return method. Under this method, the Company is assumed to file hypothetical separate returns with the tax authorities and report deferred taxes on temporary differences and on any carryforwards that it could claim on its hypothetical returns. Current income tax liabilities are assumed to be immediately settled with NFE against the net parent deficit account.

3. Revenue recognition

Operating revenue in the Combined Statement of Operations includes revenue from sales of LNG and natural gas, as well as outputs from the Company’s natural gas-fueled power generation facilities, including power and steam.

Under most customer contracts, invoicing occurs once the Company’s performance obligations have been satisfied, at which point payment is unconditional. As of December 31, 2024, all receivables were related to revenue from contracts with customers totaling $85,639, and were included in Receivables, net of allowances on the Combined Balance Sheet. This balance is net of current expected credit losses of $2,900.

Allowance for Current Expected Credit Losses
Balance as of January 1, 2024	$3,214
Net change in allowance	(314)
Balance as of December 31, 2024	$2,900

Contract assets are comprised of the transaction price allocated to completed performance obligations that will be billed to customers in subsequent periods. Contract liabilities reflect unconditional payments due or paid under the contracts with customers prior to the Company’s satisfaction of the related performance obligations. The contract assets and contract liabilities balances as of December 31, 2024 are detailed below:

December 31, 2024
Contract assets – current	$361
Contract assets, net – non-current	5,069
Total contract assets, net	$5,430

Contract liabilities – current	$1,645
Contract liabilities – non-current	—
Total contract liabilities, net	$1,645

Revenue recognized in the year from:
Amounts included in contract liabilities at the beginning of the year	$668

No material credit losses are expected for contract assets as of December 31, 2024.

The Company has recognized costs to fulfill contracts with customers, which primarily consist of expenses required to enhance resources to deliver under agreements with these customers. These costs can include set-up and mobilization costs incurred ahead of the service period, and such costs will be recognized on a straight-line basis over the expected term of the agreement. As of December 31, 2024, the Company has capitalized $9,170, of which $604 of these costs is presented within Prepaid expenses and other current assets, and $8,566 is presented within Other non-current assets, net on the Combined Balance Sheet.

Transaction price allocated to remaining performance obligations

Some of the Company’s contracts are short-term in nature with a contract term of less than a year. The Company applied the optional exemption not to report any unfulfilled performance obligations related to these contracts.

The Company has arrangements in which LNG, natural gas or outputs from the Company’s power generation facilities are sold on a “take-or-pay” basis whereby the customer is obligated to pay for the minimum guaranteed volumes even if it does not take delivery. The price under these agreements is typically based on a market index plus a fixed margin. The fixed transaction price allocated to the remaining performance obligations under these arrangements represents the fixed margin multiplied by the outstanding minimum guaranteed volumes. The Company expects to recognize this revenue over the following time periods. The pattern of recognition reflects the minimum guaranteed volumes in each period:

Period	Revenue
2025	$257,574
2026	257,605
2027	255,961
2028	250,823
2029	246,925
Thereafter	2,283,178
Total	$3,552,066

For all sales contracts that have a term exceeding one year, the Company has elected the practical expedient in ASC 606 under which the Company does not disclose the transaction price allocated to remaining performance obligations if the variable consideration is allocated entirely to a wholly unsatisfied performance obligation. For these excluded contracts, the sources of variability are (a) the market index prices of natural gas used to price the contracts, and (b) the variation in volumes that may be delivered to the customer. Both sources of variability are expected to be resolved at or shortly before delivery of each unit of LNG, natural gas, or power. As each unit of LNG, natural gas, or power represents a separate performance obligation, future volumes are wholly unsatisfied.

Customer concentrations

For the year ended December 31, 2024, revenue from two significant customers constituted 82% of total revenue, respectively. No other customer comprised of more than 10% of the Company’s revenues.

For the year ended December 31, 2024, revenue from external customers were entirely derived from customers located in Jamaica. As of December 31, 2024, all of the Company’s long-lived assets were located in Jamaica.

4. Leases, as lessee

The Company has operating leases primarily for the use of vessels, marine port space, office space, land, and equipment under non-cancellable lease agreements. The Company’s leases may include multiple optional renewal periods that are exercisable solely at the Company’s discretion. Renewal periods are included in the lease term when the Company is reasonably certain that renewal options would be exercised, and the associated lease payments are reflected in the ROU asset and lease liability.

The Company’s leases include fixed lease payments which may include escalation terms based on a fixed percentage or may vary based on an inflation index or other market adjustments. Escalation resulting from changes in inflation indices and market adjustments, as well as other lease costs that depend on the use of the underlying asset, are not considered lease payments when calculating the lease liability or ROU asset. Instead, such payments are accounted for as variable lease cost when the condition that triggers the variable payment becomes probable. The Company also has a component of lease payments that are variable related to the LNG vessels, in which the Company may receive credits based on the performance of the LNG vessels during the period.

Right-of-use assets, Current lease liabilities, and Non-current lease liabilities as of December 31, 2024 were as follows:

December 31, 2024
Operating right-of-use-assets	$122,850
Finance right-of-use-assets (1)	399
Total Right-of-use assets	$123,249

Current lease liabilities:
Operating lease liabilities	$16,659
Finance lease liabilities	100
Total Current lease liabilities	$16,759
Non-current lease liabilities:
Operating lease liabilities	$107,404
Finance lease liabilities	65
Total Non-current lease liabilities	$107,469

(1) Finance lease ROU assets are recorded net of accumulated amortization of $113 as of December 31, 2024.

For the year ended December 31, 2024, the Company’s operating lease cost recorded within the Combined Statement of Operations was as follows:

Year Ended December 31, 2024
Fixed lease cost	$28,477
Variable lease cost	84
Short-term lease cost	8

Lease cost - Cost of sales	$26,981
Lease cost - Operations and maintenance	881
Lease cost - Selling, general and administrative	707

Cash paid for operating leases is reported in operating activities in the Combined Statement of Cash Flows. Supplemental cash flow information related to leases was as follows for the year ended December 31, 2024:

Year Ended December 31, 2024
Operating cash outflows for operating lease liabilities	$27,429
Financing cash outflows for finance lease liabilities	94

The future payments due under operating leases as of December 31, 2024, are as follows:

Operating Leases
2025	$25,841
2026	22,396
2027	22,407
2028	22,479
2029	22,431
Thereafter	46,807
Total lease payments	$162,361
Less: effects of discontinuing	38,133
Present value of lease liabilities	124,228

Current lease liabilities	$16,759
Non-current lease liabilities	107,469

As of December 31, 2024, the weighted-average remaining lease term for operating leases was 7.0 years and finance leases was 1.7 years. Because the Company generally does not have access to the rate implicit in the lease, the incremental borrowing rate is utilized as the discount rate. The weighted average discount rate associated with operating leases and finance leases as of December 31, 2024 was 8.1% and 5.0%, respectively.

5. Inventory

As of December 31, 2024, Inventory consisted of the following:

December 31, 2024
LNG and natural gas inventory	$5,489
Automotive diesel oil inventory	7,340
Bunker fuel, materials, supplies and other	2,163
Total Inventory	$14,992

Inventory is adjusted to the lower of cost or net realizable value. Changes in the value of inventory are recorded within Cost of sales in the Combined Statement of Operations.

6. Prepaid expenses and other current assets

As of December 31, 2024, Prepaid expenses and other current assets were as follows:

December 31, 2024
Prepaid expenses	$557
Recoverable taxes	1,608
Other current assets	3,390
Total Prepaid expenses and other current assets	$5,555

Other current assets consists of finance lease assets, contract assets, costs to fulfill, and deposits.

7. Property, plant and equipment, net

As of December 31, 2024, the Company’s Property, plant and equipment, net was as follows:

December 31, 2024
Gas pipelines	$66,319
Terminals	232,518
Power facilities	123,310
Construction in progress	1,691
Other equipment	23,507
Gross property, plant and equipment	447,345
Accumulated depreciation	(136,418)
Total Property, plant and equipment, net	$310,927

Depreciation expense for the year ended December 31, 2024 totaled $23,085.

8. Other non-current assets, net

As of December 31, 2024, Other non-current assets, net consisted of the following:

December 31, 2024
Contract assets, net (Note 3)	$5,069
Costs to fulfill (Note 3)	8,566
Other assets	18,130
Total Other non-current assets, net	$31,765

9. Accrued liabilities

As of December 31, 2024, Accrued liabilities were as follows:

December 31, 2024
Accrued bonuses	$1,363
Accrued interest	1,407
Other accrued expenses	4,289
Total Accrued liabilities	$7,059

10. Other current liabilities

As of December 31, 2024, Other current liabilities were as follows:

December 31, 2024
Income tax payable	$83
Contract liabilities (Note 3)	1,645
Other current liabilities	328
Total Other current liabilities	$2,056

11. Debt

As of December 31, 2024, Long-term debt consisted of the following:

December 31, 2024
South Power 2029 Bonds	$217,871
Total debt	217,871
Total Current portion of long-term debt	13,136
Total Long-term debt	$204,735

Long-term debt is recorded at amortized cost on the Combined Balance Sheet. The fair value of the Company’s Long-term debt is $224,986 as of December 31, 2024. The Company utilizes a discounted cash flow approach with Level 2 inputs within the fair value hierarchy to calculate the fair value.

Fair value measurements and disclosures require the use of valuation techniques to measure fair value that maximize the use of observable inputs and minimize use of unobservable inputs. Level 1 includes observable inputs such as quoted prices in active markets for identical assets or liabilities. Level 2 includes inputs other than quoted prices included within Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities or market corroborated inputs.

The Company’s outstanding debt as of December 31, 2024 is repayable as follows:

December 31, 2024
2025	$13,136
2026	26,271
2027	26,271
2028	26,271
2029	129,875
Thereafter	—
Total debt	$221,824
Less: Deferred finance charges	3,953
Total debt, net of deferred financing charges	$217,871

South Power 2029 Bonds

In January 2022, NFE South Power Holdings Limited (“South Power”) entered into an agreement for the issuance of up to $285,000 secured bonds (“South Power 2029 Bonds”). The South Power 2029 Bonds are secured by, amongst other things, the Company’s combined heat and power plant in Clarendon, Jamaica (“CHP Plant”), and NFE has provided a guarantee of the obligations under the South Power 2029 Bonds. As of December 31, 2024, South Power had $221,824 of South Power 2029 Bonds issued and outstanding.

The South Power 2029 Bonds bear interest at an annual fixed rate of 6.5% and shall be partially repaid in quarterly installments beginning in August 2025 with the final repayment date in May 2029. Interest payments on outstanding principal balances are due quarterly.

South Power is required to comply with certain financial covenants as well as customary affirmative and negative covenants, including that the South Power 2029 Bonds are redeemable upon a change in control. The South Power 2029 Bonds also provide for customary events of default, prepayment and cure provisions. The Company was in compliance with all covenants as of December 31, 2024.

As of December 31, 2024, the remaining unamortized deferred financing costs for the South Power 2029 Bonds was $3,953.

Interest Expense

Interest expense recognized for the year ended December 31, 2024 consisted of the following:

Year Ended December 31, 2024
Interest on debt	$14,514
Interest on loans due to affiliates	20,433
Amortization of debt issuance costs and discounts	878
Total Interest expense	$35,825

12. Income taxes

The components of the Company’s loss before income taxes for the year ended December 31, 2024 was as follows:

Year Ended December 31, 2024
Domestic	$(56,080)
Loss before taxes	$(56,080)

Income tax expense is comprised of the following for the year ended December 31, 2024:

Year Ended December 31, 2024
Current:
Domestic	$564
Total current tax expense	564
Deferred:
Domestic	22,634
Total deferred tax expense	22,634
Total provision for income taxes	$23,198

Effective Tax Rate

A reconciliation of Jamaica statutory income tax rate to the Company’s effective tax rate is as follows:

Year Ended December 31, 2024
Income tax at the statutory rate	25.00%
Tax rate differential	3.43%
Non-taxable income or expense	(0.32)%
Change in valuation allowance	(67.66)%
Impact of statutory accounting	(6.62)%
Other	4.80%
Effective income tax rate	(41.37)%

The tax effect of each type of temporary difference and carryforward that give rise to a significant deferred tax asset or liability as of December 31, 2024 are as follows:

Year Ended December 31, 2024
Deferred tax assets
Accrued interest	$43,364
Net operating loss carryforward	55,816
Lease liabilities	30,957
Other	2,636
Total deferred tax assets	132,773
Valuation allowance	(80,448)
Deferred tax assets, net of valuation allowance	$52,325

Deferred tax liabilities
Property, plant and equipment	$43,837
Right-of-use assets	30,713
Total deferred tax liabilities	$74,550
Net deferred tax liabilities	$22,225

Tax Attributes

Jamaica

As of December 31, 2024, the Company has approximately $184,916 of net operating loss carryforwards. The Jamaica net operating losses are generally allowed to be carried forward indefinitely and can offset up to 50 percent of future taxable income.

Valuation Allowances

The following table summarizes the changes in the Company’s valuation allowance on deferred tax assets for the year ended December 31, 2024:

Year Ended December 31, 2024
Balance at the beginning of the period	$42,504
Recognized in the income tax provision	37,944
Balance at the end of the period	$80,448

Income Tax Examinations

The Company files income tax returns in Jamaica and Barbados. The Jamaica corporate income tax returns filed for tax years 2018, 2019, 2020, 2021, 2022 and 2023 are open for examination. The Company is generally open to tax examinations in Jamaica for a period of six years from the filing of the income tax return

Undistributed Earnings

The Company has not recorded a deferred tax liability for undistributed earnings for any controlled foreign corporation as of December 31, 2024. The Company has unremitted earnings in certain jurisdictions where distributions can be made at no net tax cost. From time to time, the Company may remit these earnings. The Company has the ability and intent to indefinitely reinvest any earnings that cannot be remitted at no net tax cost. It is not practicable to estimate the amount of any additional taxes which may be payable on these undistributed earnings.

Other taxes

Certain entities may be subject to payroll taxes, excise taxes, property taxes, sales and use taxes, in addition to income taxes in countries in which they conduct business. In addition, certain subsidiaries are exposed to local state taxes, such as franchise taxes. Local state taxes that are not income taxes are recorded within Selling, general and administrative in the Combined Statement of Operations.

13. Commitments and contingencies

The Company is subject to certain tax, legal and regulatory proceedings, claims and disputes that arise in the ordinary course of business. The Company does not believe that these proceedings, individually or in the aggregate, will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

14. Related party transactions

The Company has not historically operated as a stand-alone business and the Combined Financial Statements are derived from the consolidated financial statements and accounting records of the Parent. The following disclosure summarizes activity between the Company and the Parent.

Allocation of Parent corporate expenses

The Combined Statement of Operations and Combined Statement of Cash Flows include an allocation of costs for certain services provided by the Parent to the Company, such as human resources, finance, tax, accounting, legal, regulatory and compliance, information technology, and marketing. The cost of these services was allocated to the Company based on the proportion of revenue and headcount. The allocation amounted to $25,837 for the year ended December 31, 2024.

The Combined Financial Statements do not necessarily include all of the expenses that would have been incurred by the Company had it been an independent, stand-alone company. It is not practicable to estimate actual costs that would have been incurred had the Company been an independent, stand-alone company during the periods presented. Management considers these allocations to be a reasonable reflection of the Company’s utilization of services or the benefit received.

DevTech investment

In 2018, the Company entered into a consulting arrangement with DevTech Environment Limited (“DevTech”) to provide business development services to increase the customer base of the Company. DevTech also contributed cash consideration in exchange for a 10% interest in a consolidated subsidiary. The 10% interest was reflected as non-controlling interest in the Company’s Combined Financial Statements. The Company recognized approximately $537 in expense within Selling, general and administrative for the year ended December 31, 2024. As of December 31, 2024 $149 was due to DevTech.

Loans due to affiliates

As of December 31, 2024, the Company had loans from the Parent of $54,842 with maturities ranging from 2041 to 2043 and an interest rate of 9.0%. Interest expense on loans due to affiliates for the year ended December 31, 2024 was $20,433. The Interest payable due to affiliates is due within one year.

The associated interest expense payable outstanding is presented as current, as the terms of the shareholder loan agreements detail that interest expense is due within one year. However, the Parent has provided a letter stating payments of current and future interest due will not be required, and none are contemplated to support the Parent’s liquidity, within one year of the date these Combined Financial Statements are available to be issued.

Net parent deficit

Net parent deficit in the Combined Balance Sheet and Combined Statement of Changes in Equity represents the Parent’s historical investment in the Company, the net effect of transactions with, and allocations from, the Parent, and the Company’s accumulated losses. Net transfers from Parent are included within Net parent deficit in the Combined Balance Sheet.

The components of the Net transfers from Parent were as follows:

Year Ended December 31, 2024
Financing activities (cash inflow)	$67,480
Costs allocated from Parent centralized shared corporate functions (cash inflow)	25,837
Net transfers from Parent as reflected in the Combined Statement of Changes in Equity	93,317
Share-based compensation (non-cash activity)	(5,014)
Net transfers from Parent as reflected in the Combined Statement of Cash Flows	$88,302

Transactions with Parent:

During the normal course of operations, the Company routinely purchases LNG from the Parent. During the year ended December 31, 2024, the Company purchased LNG, totaling $244,827 which is recognized within Cost of sales in the Combined Statement of Operations.

Lease Agreement

Beginning in 2021, the Company incurred costs arising from the lease of the Hoegh Gallant (“Gallant”) vessel, which was leased from NFE International Shipping LLC. The Gallant is the primary asset that performs the storage and regasification activities at the offshore facility at Old Harbour, Jamaica. The Company recognized $21,890 of lease expense related to the Gallant for the year ended December 31, 2024. The operating Right-of-use asset, net and Lease liability were $116,466 and $116,374 as of the year ended December 31, 2024.

15. Subsequent events

On March 26, 2025, the Parent entered into an equity and asset purchase agreement to sell NFE Jamaica for cash consideration of approximately $1.1 billion, subject to certain purchase price adjustments.

On May 5, 2025, the Company provided a notice of repurchase of the 2029 South Power Bonds and related syndicated loan facility, a $30 million debt being prepaid simultaneously with the bonds. The Company will repurchase the 2029 South Power Bonds at 101% of the outstanding principal amount plus accrued and unpaid interest. The repurchase will be completed concurrently with the closing of the sale of NFE Jamaica, and the Parent will utilize proceeds received from the sale of NFE Jamaica to complete the repurchase.

The Company has evaluated subsequent events through May 13, 2025, the date on which the Combined Financial Statements were issued.